                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT

      THIS SECOND AMENDMENT dated as of March 31, 2003 (this "AMENDMENT") to the Credit Agreement dated as of November 17, 2000 (as heretofore amended, the "CREDIT AGREEMENT") among LORAL SATELLITE, INC., a Delaware corporation (the "BORROWER"), the banks and other financial institutions party thereto (the "LENDERS") and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

      WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

      WHEREAS, the Lenders party hereto have agreed to the requested amendments on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

      (b) As used herein, the following additional terms have the following meanings:

      "AMENDED LSCC PLEDGE AGREEMENT" means the amendment and restatement of the Existing LSCC Pledge Agreement contemplated by Section 6(e) dated as of the date hereof between LSCC and the Joint Collateral Agent relating to the Borrower Stock.

      "BORROWER STOCK" means the shares of the capital stock of the Borrower.

      "CASH BALANCE" means, with respect to any Person at any time of determination, the sum of the amount of all money, currency and Cash Equivalents held or carried in any deposit, custody or other account maintained by such Person and its Subsidiaries. As of any such time, an amount in a currency other than Dollars shall be the Dollar equivalent thereof equal to the spot rate on such date.



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
      "E&Y" means Ernst & Young Corporate Finance LLC, in its capacity as having been engaged by Davis Polk & Wardwell, special counsel for the Administrative Agent, to provide financial advisory services in relation to the Borrower and the Credit Agreement (such term also meaning any successor firm so engaged to provide financial advisory services).

      "EXISTING LSCC PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated as of November 17, 2000, as amended up to the date hereof, between the Joint Collateral Agent and LSCC, pursuant to which LSCC has pledged as collateral for the benefit of the Lenders all of the outstanding shares of capital stock of the Borrower.

      "INITIAL BUSINESS PLAN" means the business plan for Loral and its Subsidiaries, including the Borrower and its Subsidiaries, attached for purposes of identification to the Borrower's letter to the Administrative Agent dated March 31, 2003.

      "JOINT COLLATERAL AGENT" means Bank of America, N.A., as the collateral agent for the Lenders under the Credit Agreement and the lenders under the Loral SpaceCom Credit Agreement.

      "LORAL GUARANTEE AMENDMENT" means the amendment to the Loral Guarantee, substantially in the form of Exhibit A, required to be executed and delivered pursuant to clause (iii) of Section 13(a).

      "LORAL SPACECOM CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of December 21, 2001, as amended, among Loral SpaceCom, the lenders named therein and Bank of America, N.A., as administrative agent.

      "LORAL SPACECOM PLEDGE AGREEMENT" means the Pledge Agreement dated as of December 21, 2001, as amended, between the Joint Collateral Agent and the holders of the pledged shares of the capital stock of Loral SpaceCom and its Domestic Subsidiaries, relating to such pledged shares.

      "SECOND INTERCREDITOR AGREEMENT" means the Second Intercreditor and Subordination Agreement dated as of the date hereof among the Administrative Agent, the administrative agent under the Loral SpaceCom Credit Agreement, the Joint Collateral Agent and the Borrower, relating to the Borrower Stock.

      "SPECIFIED SUBSIDIARIES" means, collectively, the Borrower, Loral SpaceCom, Space Systems/Loral, Inc., Loral SpaceCom's Loral Skynet division, Loral Cyberstar Inc. and Loral Orion Inc.

      "STEERING COMMITTEE" means the steering committee of the Lenders that has been organized to act in connection with matters arising in relation to the Credit Agreement, as constituted by the Administrative Agent from time to time.


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
References to "a majority of" the Steering Committee means at any time a majority by number of the Lenders serving on the Steering Committee at such time.

      "UPDATED BUSINESS PLAN" means the updated business plan referred to in
Section 5(e).

      SECTION 2. Certain Financial Covenant Amendments; Certain Waiver. (a) For purposes of calculating compliance with the covenant contained in Section 6.1(a) of the Credit Agreement, Consolidated Net Worth as at any date shall be calculated on a pro forma basis excluding (without duplication) each of the charges and other adjustments described on Schedule 1 hereto.

      (b) The tables in Section 6.1(b) of the Credit Agreement are hereby amended to delete the Test Periods of January 1, 2003 - June 30, 2003 and July 1, 2003 - December 31, 2003, and the related amounts of Consolidated EBITDA. In lieu thereof, the Borrower agrees that Consolidated EBITDA for each period specified below shall not be less than the amount set forth opposite such period:

          PERIOD                                                AMOUNT
          ------                                                ------
          January 1, 2003 - March 31, 2003                   $21,000,000
          January 1, 2003 - June 30, 2003                    $42,000,000
          January 1, 2003 - September 30, 2003               $62,600,000
          January 1, 2003 - December 31, 2003                $82,300,000

      (c) The amendment set forth in Section 2(a) shall be given effect retroactively to January 1, 2002 and for purposes of any calculation made as at or as of such date or any date thereafter. The Lenders party hereto waive any Event of Default that may have occurred as a result of any Loan Party at any time prior to the date hereof having made or been deemed to have made (i) the representation and warranty set forth in the last sentence of Section 4.1 of the Credit Agreement and such representation and warranty being incorrect, but only to the extent that such representation and warranty would have been correct had the amendment set forth in Section 2(a) and the amendment set forth in Section 2(a) of the Loral Guarantee Amendment been in effect at such time or (ii) in the case of the Borrower, the representation and warranty set forth in clause (a) of
Section 3.2 of the Credit Agreement and, in the case of Loral, the representation and warranty set forth in Section 9(b) of the Loral Guarantee, and such representation and warranty being incorrect, but only to the extent that such representation and warranty was incorrect due to events that gave rise to the charges and other adjustments described on Schedule 1 hereto and Schedule 1 to the Loral Guarantee Amendment.

      SECTION 3. Financial Advisor; Meetings and Other Communications. (a) The Borrower confirms that Loral has engaged Greenhill & Co., LLC (it or any successor financial advisor engaged as contemplated hereby, the "FINANCIAL


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
ADVISOR") to assist Loral and its Subsidiaries, including the Borrower, in a review of their businesses and finances and an assessment of strategic alternatives, including asset sales and other actions to reduce indebtedness. The Borrower covenants that Loral will maintain such engagement, with a scope of work as set forth in the Greenhill & Co., LLC engagement letter previously delivered to the Administrative Agent, or, if for any reason Greenhill & Co., LLC ceases to be engaged as the Financial Advisor, Loral will promptly engage a successor Financial Advisor of recognized national standing, reasonably satisfactory to a majority of the Steering Committee, with a similar scope of work.

      (b) The Borrower agrees that senior management of Loral will be available, at such times and as often as reasonably requested by the Administrative Agent (which may be monthly or more frequently), to attend meetings or participate in conference calls with the Administrative Agent, E&Y, the Steering Committee or the Lenders (and will arrange for the Financial Advisor to be present and available to answer questions at such times), during which there will be reports in reasonable detail on the Borrower's recent results of operations and current financial condition and the current status of its business and affairs and the status and any results to date or conclusions (even if preliminary and subject to change or encompassing a range of alternatives) of the review referred to in
Section 3(a). Without limiting the generality of the foregoing, the Borrower agrees that it will have a meeting in New York City to which all of the Lenders are invited no later than July 1, 2003, on a date to be mutually agreed with the Administrative Agent, at which senior management of Loral and the Financial Advisor will make a detailed presentation concerning (i) the Updated Business Plan, including a description in reasonable detail of the assumptions and other basis for the budget and financial projections included therein and an explanation in reasonable detail of any variances from the Initial Business Plan, and (ii) the status and any results to date or conclusions (even if preliminary and subject to change or encompassing a range of alternatives) of the review referred to in Section 3(a). A written report setting forth the details of such presentation will be delivered to the Administrative Agent for distribution to the Lenders no later than three Business Days prior to the date of such meeting.

      (c) The Borrower also agrees that within 45 days after the Amendment Effective Date Loral will hire a new senior financial officer. The new senior financial officer shall be a person with significant senior financial management experience, and specifically shall have experience in situations involving an assessment of strategic alternatives, including asset sales and other actions to reduce indebtedness. Loral will consult with the Steering Committee during the process of selecting this officer and will review the proposed candidate with the Steering Committee, and the person hired, as well as the responsibilities and authority he will be given shall be subject to the reasonable approval of a majority of the Steering Committee. The new senior financial officer shall work closely with and support the Financial Advisor. The new senior financial officer shall also participate in reporting to and communicating with the Administrative Agent, the Steering Committee and the Banks. The new senior


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
financial officer will work closely with other senior management of Loral, including the Chief Executive Officer, but will report directly to the Board of Directors of Loral.

      SECTION 4. Additional Financial Covenant. The Borrower agrees that the Borrower's Cash Balance as at the last day of each fiscal quarter specified below shall not be less than the amount set forth opposite such quarter:

            FISCAL QUARTER ENDING                    AMOUNT
            ---------------------                    ------
            March 31, 2003                        $ 5,700,000
            June 30, 2003                         $11,300,000

      SECTION 5. Additional Reporting. The Borrower agrees that it will deliver the following information to the Administrative Agent for distribution to the Lenders (with a copy to E&Y):

      (a) no later than 30 days after the end of each month, beginning with the first delivery on July 30, 2003 for the month of June 2003, (i) consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such month and for the year to date and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and (ii) consolidated and consolidating statements of income and cash flows of Loral and its Subsidiaries for such month and for the year to date and a consolidated and consolidating balance sheets of Loral and its Subsidiaries as at the end of such month (provided that such consolidating information is required only for the Specified Subsidiaries), in each case (iii) also including a calculation in reasonable detail of Consolidated EBITDA for such month and for the year to date and (iv) compared in reasonable detail to the projections contained in the Updated Business Plan and accompanied by an explanation of any significant variances;

      (b) on the second Business Day of April and May, and starting with the week of May 19, 2003 on the second Business Day of each week, a weekly consolidated cash forecast, in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y, for (i) the Borrower and its Subsidiaries and (ii) Loral and its Subsidiaries (including also, in the case of Loral, such consolidating detail for the Specified Subsidiaries as is reasonably requested by the Administrative Agent) for the following 13-week period;

      (c) no later than two Business Days after the end of each quarter, starting with the quarter ended March 31, 2003, a report of the Borrower's Cash Balance as at the last day of such quarter;

      (d) on the second Business Day of each week, a statement of the Borrower's Cash Balance and of Loral's Cash Balance (including also, in the case of Loral, such consolidating detail for the Specified Subsidiaries as is reasonably requested by the Administrative Agent) as at the last Business Day of the immediately preceding week, and beginning on May 19, 2003 accompanied by a


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
comparison to the weekly consolidated cash forecast for such week previously provided pursuant to Section 5(b) above and an explanation of any significant variances, all in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y; and

      (e) no later than June 15, 2003, an updated business plan for 2003-2006, providing information on a monthly basis for 2003 (beginning with July), on a quarterly basis for 2004 and on an annual basis for 2005 and 2006, in scope and form reasonably satisfactory to the Administrative Agent in consultation with E&Y, including a comparison to the comparable information in the Initial Business Plan (to the extent possible, in the case of 2003, given that the Initial Business Plan provides information on a quarterly basis for 2003) and an explanation of any significant variances.

      SECTION 6. Other Modifications of the Credit Agreement. The Borrower agrees that the provisions of the Credit Agreement are modified or added to as follows:

      (a) Notwithstanding the provisions of Section 1.2(b) of the Credit Agreement, all calculations made for the purposes of determining compliance with the Credit Agreement shall be made by application of GAAP as in effect for and applied in the preparation of the Borrower's financial statements dated as of and for the period ended September 30, 2001.

      (b) The first sentence of Section 2.9(c) of the Credit Agreement is superceded by the following sentence. The Term Loans shall be prepaid, and the Commitments shall be automatically reduced, by an amount equal to all net insurance proceeds in excess of $3,000,000 received on account of any claim or related group of claims with respect to any Satellite (including without limitation, for any Launch Failure, any In-Orbit Failure, any Partial Failure or any anomaly or degradation).

      If any such prepayment is made and involves circumstances in which any Satellite or transponder has been destroyed or permanently failed, the Borrower, by notice to the Administrative Agent with a copy to each Lender, may request that thereafter the requirements of any financial covenant that includes Consolidated EBITDA be re-calculated on a pro forma basis excluding the projected revenues (net of any related cost savings) that would have been derived from such Satellite or transponder. Such notice shall include in reasonable detail the basis for, and the computations underlying, the re-calculation requested by the Borrower. The Administrative Agent and E&Y, in consultation with the Steering Committee, shall promptly review such request and advise the Borrower whether there are any disagreements with the proposed re-calculation, setting forth in reasonable detail the basis for any such disagreement. The Administrative Agent agrees to promptly negotiate in good faith with the Borrower to resolve any such disagreement, but no such re-calculation shall be given effect for purposes of determining the Borrower's compliance with any financial covenant until approved by a majority of the Steering Committee (it being acknowledged and agreed (x) by all parties hereto that any such recalculations approved by a majority of the Steering Committee shall be binding on all the Lenders and effective for all purposes of the Credit Agreement and (y) by the Borrower that the Administrative Agent or the Steering Committee may consult with the Lenders, and may take their views into account). The Administrative Agent shall promptly notify the Lenders of any such re-calculation approved by the Steering Committee.

      (c) The provisions of Section 2.12(c) of the Credit Agreement are superceded by the following sentence. If and for so long as any Event of Default has occurred and is continuing, all Loans, and all fees and other amounts payable by the Borrower not paid when due, shall bear interest at, after as well as before judgment, a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan and (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans.

      (d) In Section 5.12 of the Credit Agreement, the following provisions shall apply, and to the extent inconsistent the provisions of Section 5.12 shall be superceded:

            (i) The caption of Section 5.12 is renamed as "Satellite Failures, Anomalies and Degradations".

            (ii) Notwithstanding the provisions of Section 5.12, the Borrower agrees to deposit immediately in the Loral Satellite Collateral Account, to be used to prepay the Term Loans and reduce the Commitments, all net insurance proceeds in excess of $3,000,000 received on account of any claim or related group of claims that is based on the same event with respect to any Satellite or transponder (including without limitation, for any Launch Failure, any In-Orbit Failure, any Partial Failure or any anomaly or degradation).

For the avoidance of doubt, it is agreed that the provisions of Section 5.13 of the Credit Agreement are also superceded by the amendments to Sections 5.12 and 2.9(c) of the Credit Agreement made hereby.

      (e) Notwithstanding the provisions of Section 6.3 of the Credit Agreement or the provisions of the Existing LSCC Pledge Agreement, the Lenders party hereto consent to the granting of a junior lien on the Borrower Stock for the benefit of the lenders under the Loral SpaceCom Credit Agreement, such junior lien and the existing lien on the Borrower Stock pursuant to the Existing LSCC Pledge Agreement to be (i) pursuant to an amendment and restatement of the Existing LSCC Pledge Agreement (which shall be, insofar as senior and junior liens are involved, substantially in the


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
form of the Loral SpaceCom Pledge Agreement, mutantis mutandis) and (ii) subject to the Second Intercreditor Agreement (which shall be, mutatis mutandis, substantially in the form of the Intercreditor Agreement), and the Joint Collateral Agent is hereby authorized and directed to enter into the Amended LSCC Pledge Agreement and the Second Intercreditor Agreement.

      (f) As to Sections 6.6 and 6.7 of the Credit Agreement, clauses (i), (ii) and (iv) of Section 6.6 and clause (i) of Section 6.7 are superceded in their entirety by the following. The Borrower may pay dividends to or make loans to Loral or LSCC ("RESTRICTED PAYMENTS") so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Loral has certified to the Borrower and the Administrative Agent that the proceeds of such Restricted Payment, when received by Loral, are intended to be and will be applied solely to (A) making any payment, whether principal, interest or otherwise, required to be made by Loral in respect of its 9-1/2% Senior Notes due 2006 (the "LORAL NOTES") that is due no later than the Business Day immediately following the date such Restricted Payment is to be made or (B) making any payment of principal of or interest on any intercompany note owing by Loral or any of its Subsidiaries (other than Loral SpaceCom or any of its Subsidiaries) to Loral SpaceCom or any of its Subsidiaries and (iii) after giving effect thereto, the aggregate amount of all Restricted Payments described in subclause (B) made on or after the Amendment Effective Date does not exceed
(1) $3,375,000 plus (2) the excess, if any (but not more than $1,625,000), of the amount of the interest payment on the Loral Notes due on July 15, 2003 over the amount of the Restricted Payment described in subclause (A), if any, made in respect of such interest payment.

      (g) In Section 7(e) of the Credit Agreement, (i) the reference to $25,000,000 is changed to $15,000,000, (ii) all references to Loral SpaceCom are changed to "Loral SpaceCom, any of Loral SpaceCom's Material Subsidiaries (as defined in the Loral SpaceCom Credit Agreement)" and (iii) the period of grace referred to in clause (A) of Section 7(e) shall be limited to 30 days, provided that such limitation shall not apply to Loral.

      (h) In Section 7(f) of the Credit Agreement, all references to "the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom" are expanded to include also LSCC and any of Loral SpaceCom's Material Subsidiaries.

      (i) In Section 9.6(c) of the Credit Agreement, (i) the universe of Purchasing Lenders is expanded to any bank, finance company, insurance company or other financial institution or fund that in the ordinary course of business extends credit or buys loans of the type contemplated by the Credit Agreement and (ii) the consent of the Borrower shall not be required for a sale to a Purchasing Lender regardless of whether a Default or Event of Default exists at the time of such sale, nor shall its execution of a Commitment Transfer Supplement be required pursuant to Section 9.6(e) of the Credit Agreement, but the Borrower shall still be entitled to receive notice of such sale pursuant to
Section 9.6(e).

      SECTION 7. Miscellaneous Provisions. (a) The Borrower acknowledges that
(i) Ernst & Young Corporate Finance LLC has been engaged in connection with the Credit Agreement as contemplated by the definition of "E&Y" and (ii) the Steering Committee has been formed. Without limiting the generality of Section
9.5 of the Credit Agreement, the Borrower agrees that it will pay, promptly after receipt, all statements for fees and expenses (which may include amounts on account) of any financial, accounting or valuation advisors or counsel retained by the Administrative Agent (or through counsel to the Administrative Agent) in connection with matters arising in relation to the Credit Agreement (including E&Y and Davis Polk & Wardwell) and all invoices from any member of the Steering Committee for reimbursement of its out-of-pocket expenses (other than for legal counsel or other advisors) incurred in connection with serving as a member of the Steering Committee. The Lenders party hereto agree that the Borrower's obligations under this provision and Section 9.5 of the Credit Agreement may be, and the Borrower hereby agrees that such obligations shall be, joint and several with the obligations of Loral SpaceCom to pay the same amounts.

      (b) The Borrower agrees that this Amendment shall be considered a "Loan Document" for all purposes of the Credit Agreement, including without limitation Sections 7(c) and (d).

      (c) The Borrower understands and accepts that:

            (i) except as expressly set forth herein, this Amendment shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Lenders or any one of them in exercising any right, power or privilege under any Loan Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the period thereafter shall operate as a waiver thereof or obligate any Lender to agree to any further amendments to or waivers under any Loan Document; and

            (ii) the Lenders have given no assurance that they will grant any further amendments to the Credit Agreement or any other Loan Document.

      SECTION 8. Release of Lender Liability. The Borrower, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (the "BORROWER PARTIES"), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Collateral Agent and each Lender (collectively, the "LENDER PARTIES"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "LENDERS' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Borrower or any other Borrower Party has or may have against any of the Lender Parties and/or the Lenders' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) any actions or omissions of any of the Lender Parties and/or the Lenders' Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees or (viii) damages to business reputation.

      SECTION 9. Interest and Additional Fees. (a) The Borrower agrees that on and after the Amendment Effective Date, (i) the Applicable Margin for Eurodollar Loans will be 4.25% and the Applicable Margin for ABR Loans will be 3.25% (including for purposes of any outstanding Interest Periods), regardless of whether they are Revolving Loans or Term Loans and (ii) the Eurodollar Rate used to calculate the rate of interest applicable for any Interest Period (including, as to any day on or after the Amendment Effective Date, for purposes of any outstanding Interest Period) shall be the greater of (A) the rate otherwise determined for such Interest Period pursuant to the definition of "Eurodollar Rate" and (B) 1.50%. The Borrower agrees that on and after the Amendment Effective Date it will not select any Interest Period that is longer than three months.

      (b) In addition to the fees payable by the Borrower to the Lenders pursuant to Section 13(b), the Borrower agrees that if the Amendment Effective Date occurs the Lenders will on the Amendment Effective Date have earned, and the Company shall be obligated to pay to the Administrative Agent for the account of the Lenders ratably in proportion to their outstanding Loans determined as of the Amendment Effective Date (the "AMENDMENT DATE AMOUNT"), additional fees (the "ADDITIONAL FEES") in an aggregate amount equal to 0.75% of the Amendment Date Amount. The Additional Fees shall be payable on January 10, 2004. If any Lender assigns any of its rights in respect of its Loans and Revolving Credit Commitments, a proportionate amount of the Additional Fees earned by and payable to such Lender shall be payable to the assignee thereof as of the day the Additional Fees are payable. The obligation of the Borrower to pay the Additional Fees has been imposed as a condition to this Amendment by the Majority Lenders expressly on the basis that, being required only by a vote of the Majority Lenders, it is not intended to be and shall not be a fee for purposes of clause (a) of Section 9.1 of the Credit Agreement, and accordingly the amount thereof may be reduced and the date for payment thereof may be extended with the consent of the Majority Lenders.

      SECTION 10. Representations of the Borrower. The Borrower represents and warrants that, except as expressly waived hereby, (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) no Default will have occurred and be continuing on such date. The Borrower further represents and warrants that:

      (a) all information (other than projections) heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Amendment does not, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in light of the circumstances under which they were or will be made, not misleading; and

      (b) the projections upon which the Initial Business Plan was and the Updated Business Plan will be based and any similar information provided in writing to the Lenders by or on behalf of the Borrower pursuant to the Credit Agreement or this Amendment will in each case be based upon good faith estimates and assumptions believed by the Borrower's and Loral's senior management to be reasonable at the time delivered and at the time prepared and delivered represent their reasonable best estimate of the future performance of the Borrower and its Subsidiaries.

      SECTION 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 12. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 13. Effectiveness. (a) This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the "AMENDMENT EFFECTIVE DATE"):

            (i) the Administrative Agent shall have received from each of the Borrower and the Majority Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

            (ii) confirmation that the Borrower has paid all statements of Davis Polk & Wardwell, special counsel for the Administrative Agent, and of E&Y that have been rendered to the Borrower at least one Business Day prior to the Amendment Effective Date in respect of this Amendment or other Credit Agreement matters;

            (iii) the Administrative Agent shall have received from Loral an executed copy of the Loral Guarantee Amendment;

            (iv) Loral SpaceCom shall have delivered a letter agreement to the Administrative Agent and the Borrower in form and substance satisfactory to the Administrative Agent, pursuant to which Loral SpaceCom agrees for the benefit of the Lenders that in sub-leasing transponders pursuant to the Master Lease Agreement, it will continue to follow historical practice in allocating business to particular satellites;

            (v) the Administrative Agent shall have received a letter from the Borrower, in form and substance satisfactory to it, with respect to its fees and expenses for acting as Administrative Agent in connection with this Amendment and on and after the Amendment Effective Date, together with payment of any amounts due thereunder on the Amendment Effective Date; and

            (vi) the Administrative Agent shall have received such opinions of counsel, officer's and secretary's certificates and such other documents relating to the Borrower or any other Loan Party and the matters contemplated hereby as it shall have reasonably requested.

Promptly upon the occurrence of the Amendment Effective Date, the Administrative Agent shall notify each of the parties hereto, and such notice shall be conclusive and binding on all parties hereto.

      (b) No later than the first Business Day after the Amendment Effective Date the Borrower shall pay to the Administrative Agent, in immediately available funds, for the account of each Lender that has evidenced its agreement hereto as provided above by the later of (i) Noon (New York City time) on March 31, 2003 and (ii) 5:00PM (New York City time) on the date the Administrative Agent issues a notice to the Lenders saying that the Amendment Effective Date has occurred, a waiver fee in an amount equal to 0.25% of such Lender's Amendment Date Amount; provided that the date and time by which a Lender's evidence of its agreement must be made in order to be entitled to receive such fee may be extended, on a uniform basis for all Lenders, to such later date and time as the Borrower may agree.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                               LORAL SATELLITE, INC., a Delaware
                                        corporation

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------









                           [Signature Pages Continue]

LENDERS:                                BANK OF AMERICA, N.A., in its capacity
                                        as Administrative Agent

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        BANK OF AMERICA, N.A., as a Lender

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        NATIONAL WESTMINSTER BANK PLC

                                        By:  NatWest Capital Markets Limited,
                                             its agent
                                        By:  Greenwich Capital Markets, Inc.,
                                             its agent

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------




                           [Signature Pages Continue]

                                        PACIFICA PARTNERS I, L.P.

                                        By: Imperial Credit Asset Management
                                            as its Investment Manager

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------



                                        AMMC CDO I, LIMITED

                                        By: American Money Management Corp.
                                            as Collateral Manager

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        SOCIETE GENERALE

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        SYNDICATED LOAN FUNDING TRUST

                                        By: Lehman Commercial Paper, Inc.,
                                              Not in its individual capacity
                                              but solely as Asset Manager

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------





                           [Signature Pages Continue]

                                        TRANSAMERICA EQUIPMENT FINANCIAL
                                        SERVICES CORPORATION

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        CHANG HWA COMMERCIAL BANK, LTD.,
                                        NEW YORK BRANCH

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        THE BANK OF NEW YORK

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        PAMCO CAYMAN LIMITED
                                        C/O: HIGHLAND CAPITAL MANAGEMENT LP

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        GOLDENTREE HY OPPORTUNITIES I, L.P.

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                           [Signature Pages Continue]

                                        GOLDENTREE HY OPPORTUNITIES II, L.P.

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        SUNAMERICA LIFE INSURANCE COMPANY
                                        C/O: GOLDENTREE ASSET MANAGEMENT

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        GREAT AMERICAN INSURANCE COMPANY

                                        By: American Money Management Corp.,
                                            as portfolio manager

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------


                                        GREAT AMERICAN LIFE INSURANCE COMPANY

                                        By: American Money Management Corp.,
                                            as portfolio manager

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                                  SCHEDULE 1 TO

                      SECOND AMENDMENT TO CREDIT AGREEMENT

Adjustment to Consolidated Net Worth

      - the write down of deferred tax assets up to $145 million commencing October 1, 2002.